                                5,000,000 Shares

                              SWIFT ENERGY COMPANY

                                  Common Stock

                             UNDERWRITING AGREEMENT

                              July [_______], 1995


Oppenheimer & Co., Inc.
Morgan Keegan & Company, Inc.
Southcoast Capital Corporation
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York 10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:


         Swift Energy Company, a Texas corporation (the "Company"), proposes to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 5,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share ("Common Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 750,000 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."


         1. Sale and Purchases of the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                 (a) The Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at $[_______] per share (the "Initial Price"), the number of Firm Shares set forth opposite such Underwriter's name on Schedule I.

                 (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time,




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         two business days before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written, faxed or telegraphic notice, or verbal or telephonic notice confirmed by written, faxed or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.


         2. Delivery and Payment. Delivery by the Company of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, shall take pace at the offices of Oppenheimer & Co., Inc., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement unless this Agreement is signed after 4:30 P.M. Eastern time in which case closing shall occur on the fourth business day following the date of this Agreement, or at such time on such other date, not later than eight business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

         If the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company shall take place at the offices of Oppenheimer & Co., Inc. specified above at the time and on the date (which may be the same date as, but shall not be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).


         3. Registration Statement and Prospectus: Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 33-60469), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as part of the Registration Statement. The Registration Statement as amended at the time and on date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules). Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein.


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         The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).


         4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter as follows:



                 (a) The Company has prepared the Registration Statement in conformity with the requirements of the Securities Act and the Rules, and has filed the Registration Statement with the Commission and such amendments thereto as may have been required to the date of this Agreement. Copies of the Registration Statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to the Representatives. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and to the Company's knowledge after due investigation ("Knowledge"), no proceedings for that purpose have been instituted or are threatened, pending or overtly contemplated.



                 (b) On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act, the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission pursuant to Rule 424(a) of the Rules and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material act required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the last paragraph of the cover page of the Prospectus, the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus (collectively, the "Underwriter Information"). The Company acknowledges that the Underwriter Information constitutes the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.



              (c) There are no contracts and other documents required to be filed as exhibits to the Registration Statement or that are required to be filed with the Commission as exhibits to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act, as applicable, and by the rules and regulations of the Commission thereunder that have not been so filed.





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                 (d)      The documents incorporated by reference in the
         Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act, the Rules or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable.



                 (e) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly in all material respects the financial position, the results of operations and cash flows and the stockholder' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.



                 (f) Arthur Andersen LLP whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.



                 (g) The Company and each of its significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X (the "Significant Subsidiaries") have each been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation. The Company has no Subsidiary or Subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization except as listed on Exhibit I or as referenced in Section 4(h) (collectively, the "Subsidiaries"). The Company and each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary owns, leases or licenses any asset or property or conducts any business outside the United States of America. The Company and each Subsidiary has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity ("Approvals"), to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such Approvals the failure to so obtain would not have a Material Adverse Effect; no such Approval contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority and such Approvals to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws and by the National Association of Securities Dealers, Inc. (the "NASD")).



                 (h) Each of the 95 limited partnerships (the "Partnerships") for which the Company acts as general partner as disclosed in the Prospectus, is a limited partnership duly organized, validly existing and in good standing (if applicable) under the laws of its state of organization, has full partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing (if applicable) as a foreign limited partnership registered to do business in each jurisdiction in which





                                    - 4 -
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         the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.



                 (i) The Company and each Subsidiary owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for or used in the conduct of its business as described in the Registration Statement and the Prospectus. Neither the Company nor any Subsidiary has received any notice of, or to its Knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.



                 (j) The Company or the applicable Subsidiary has good and indefeasible title to its personal or real (including mineral interests) property which are reflected in the financial statements referred to in Section 4(d) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in its real (including mineral interests) and personal property referred to in the Registration Statement and the Prospectus as being leased by it, free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect.



                 (k) There is no action, suit, proceeding, litigation or governmental or other proceeding or investigation before any court or before or by any public body or board ("Action") pending or, to the Company's or each Subsidiary's Knowledge, threatened (and neither the Company nor such Subsidiary has any Knowledge of any basis therefor) against, or involving the assets, properties or business of, the Company or any Subsidiary which litigation or other proceeding or investigation would have a Material Adverse Effect.



                 (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any change with respect to the Company or any Subsidiary that would cause a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any Subsidiary has (a) issued any securities, other than pursuant to the exercise of stock options under the Company's employee stock purchase plan, or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (b) entered into any transaction not in the ordinary course of business or (c) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.



                 (m) There is no document or contract of a character required to be described in the Registration Statement or Prospectus which is not described as required. Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the applicable Subsidiary in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto and except as (i) effected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (the "Enforceability Exceptions") and (ii) would not have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company's or such




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         Subsidiary's Knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary of any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its properties or business may be bound or affected which default or event would have a Material Adverse Effect.



                 (n) Neither the Company nor any Subsidiary is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.



                 (o) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect.



                 (p) The Company has authorized and, as of the date presented, outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, such capital stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.



                 (q) No holder of any security of the Company or any Subsidiary has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 120 days after the date of this Agreement. Each director and executive officer of the Company has delivered to the Representatives his enforceable written agreement that he will not, for 120 days after the date of this Agreement, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by him, without the prior written consent of the Representatives.

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                 (r)      All necessary corporate action has been duly and
         validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (A) as the enforceability thereof may be limited by the Enforceability Exceptions, and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.



                 (s) Neither the Company nor any Subsidiary is involved in any labor dispute nor, to its Knowledge, is any such dispute threatened, which dispute would have a Material Adverse Effect.



                 (t) No relationship, direct or indirect, or transaction has occurred between or among the Company, any Subsidiary or any Partnership and any their officers, directors, stockholders, customers or suppliers or any affiliate or affiliates thereof that is required to be described in and is not described in the Registration Statement and the Prospectus.



                 (u) Neither the Company nor any Subsidiary has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.



                 (v) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through today, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.



                 (w) The Shares have been duly authorized for quotation on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE").



                 (x) The Company has complied with all the requirements and filed the required forms as specified in Florida Statues Section 517.075.



                 (y) The information underlying the estimates of the reserves of the Company, its Subsidiaries and the Partnerships that was supplied by the Company to H.J. Gruy and Associates, Inc. ("HJG") for the purposes of preparing the reserve reports and estimates of proved reserves of the Company, its Subsidiaries and the Partnerships disclosed in the Prospectus, including, without limitation, production, costs of operation and, to the Company's Knowledge, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom as described in the Prospectus and as reflected in the reserve report prepared by HJG; the estimates of such reserves and present value as described in the Prospectus and reflected in the reserve report referenced therein comply in all material respects to the applicable requirements of the Rules.



                 (z) HJG, whose summary reserve report is included in the Registration Statement and the Prospectus, are independent petroleum engineers with respect to the Company, the Subsidiaries and the Partnerships.

                 (aa) The Company and each Subsidiary maintains reasonably adequate insurance.



                 (ab) Neither the Company, any Subsidiary nor any of Partnership has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act, as amended, or the rules and regulations promulgated thereunder, which in each case would result in a Material Adverse Effect. Except as set forth in the Registration Statement, the Company, its Subsidiaries and the Partnerships are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and
         (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.



                 (ac) The Company, each Subsidiary and each Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that:



                          (i) transactions are executed in accordance with management's general or specific authorizations;



                          (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and,



                          (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.



                 (ad) The Company and any agent thereof acting on its behalf, have not taken and will not take any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.



                 (ae) None of the Company or any of the Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


         5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                 (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a).

                 (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the

         Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

                 (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                 (d) The Representatives shall have received from the Company a certificate, signed by the Chief Executive Officer or the Chief Operating Officer and by the Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge after due investigation:

                          (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of each Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission;



                          (iii) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed as an exhibit to the Registration Statement (or required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder) if upon such filing it would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and



                          (iv) that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statues, and represents that the Company has complied, and at all times will comply, with all provisions of
                 Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.


                 (e) The Representatives shall have received on the Effective Date, at the time this Agreement is executed and on each closing Date a signed letter from Arthur Andersen LLP addressed to the Representatives and dated, respectively, the Effective Date, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:


                         (i) in their opinion the audited financial statements and financial statement schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with applicable accounting requirements of the Securities Act and the Rules:

                          (ii)    on the basis of a reading the latest
                 available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:


                                  (A)      the unaudited financial statements
                          included in, or incorporated by reference into, the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Securities Act, the Rules, the Exchange Act or the rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financials in the Registration Statement;


                                  (B)      at the date of the latest available
                          balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term debt or long-term debt of the Company or any decrease in consolidated net current assets or shareholders' equity, as compared with the amounts shown on the latest balance sheet included in the Prospectus; or


                                  (C) for the period from the closing date of the last income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants or to the subsequent specified date referred to in clause (B), there were any decreases, as compared with the periods of corresponding length commencing April 1, 1994, in consolidated revenues, income before cumulative effect of change in accounting principle, net income or earnings per share;


                 except in all cases set forth in clauses (B) and (C) for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and the prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company.

         References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

                 (f) The Representatives shall have received on each Closing Date from Jenkens & Gilchrist, a professional corporation, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:


                          (i) Each Company and Significant Subsidiary is validly existing as a corporation in good standing under the laws of its state of incorporation. To such counsel's knowledge, the Company has no subsidiary and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization except for the Subsidiaries. The Company and each Significant Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualifications necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

                          (ii) The Company or an applicable Subsidiary has all requisite corporate power and authority to own, lease or license the assets and properties owned, leased or licensed by it, and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has the requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares, other than those required under the Securities Act, Blue Sky laws, and by the NASD.



                          (iii) The Company has authorized and issued capital stock as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any statutory preemptive or to such counsel's knowledge contractual preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any statutory preemptive right or to such counsel's knowledge contractual preemptive or other similar right. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any Subsidiary or any security convertible into, exercisable for, or exchangeable for capital stock of the Company or any Subsidiary. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.


                          (iv) The agreement of the Company's stockholders, directors and officers stating that for 120 days from the date of this Agreement they will not, without the Representatives' prior written consent sell, grant any option for the sale of, or otherwise dispose of, directly any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by them has been duly and validly delivered by such persons and constitutes the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof many be limited by the Enforceability Exceptions.

                          (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and the sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company.


                          (vi)    Neither the execution, delivery and
                 performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement listed as an exhibit to the Registration Statement or delineated as material on a schedule produced by the Company, and to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree or order delineated on a schedule produced by the Company or statute, rule or regulation of which such counsel has knowledge or violate any provision of the charter or by-laws of the Company or any Subsidiary.



                          (vii) To such counsel's knowledge, there is no Action pending or threatened against, or involving the assets, properties or businesses of, the Company or any Subsidiary which would have a Material Adverse Effect.



                          (viii) The statements in the Prospectus under the captions "Description of Capital Stock" and "Business and Properties - Regulations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" (with respect to the Volumetric Production Payment (as defined in the Prospectus) only) and the statements with respect to the Company's stock option plans contained in the Company's Proxy Statement for the year ended on December 31, 1994, insofar as such statements constitute a summary of the documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.



                          (ix) The Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.



                          (x) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and to such counsel's knowledge, no proceedings for that purpose have been instituted or are overly threatened or pending.



                          To the extent deemed advisable by such counsel, they
                 may rely as to the matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of Texas and the federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.



                             In addition, such counsel shall state that they
                 have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company, and the Representatives' representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel would not be deemed to be passing upon, and would not be deemed to be assuming any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel will advise the Representatives that, on the basis of the foregoing (relying as to materiality to a large extent upon statements and representations of officers and other representatives of the Company and the Representatives' representatives), no facts have come to their attention which lead them to believe that the Registration Statement (except for (i) the financial statements and related schedules contained therein, including the notes thereto and the independent auditors' reports thereon, (ii) the other financial and statistical data contained therein and (iii) the exhibits thereto, as to which they need not comment), at the time it became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except for (i) the financial statements and related schedules contained therein, including the notes thereto and the independent auditors' reports thereon, and (ii) the other financial and statistical data contained therein, as to which they need not comment), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading.


                 (g) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and the Underwriters shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Akin, Gump, Strauss, Hauer & Feld, L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (h) The Representatives shall have received a letter, dated the date of this Agreement, of HJG confirming that they are independent petroleum engineers within the meaning of the Securities Act and the applicable Rules thereunder and to such further effect as the Representatives may request.

         6. Covenants of the Company. The Company covenants and agrees as follows:

                 (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for the purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                 (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                 (d) The Company shall furnish to each Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereto and supplements thereto as the Representatives may reasonably request.

                 (e) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.


                 (f) For five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.



                 (g) Without the prior written consent of the Representatives, for 120 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on For S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of shares pursuant to the Company's existing stock option plan or bonus plan.



                 (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NYSE and the PSE (including any required registration under the Exchange Act).



                 (i) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statements and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(f); (vii) inclusion of the Shares for quotation on the NYSE and the PSE; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.



         7.      Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any Action or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise (collectively, "Damages"), insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any Damages arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was (i) made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein or (ii) made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall furnish the amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to the person asserting any such Damages, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares as required by the Securities Act and the Prospectus would have corrected such untrue statement or omission (as so amended or supplemented). The Company acknowledges that the Underwriter Information constitutes the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such Damages arise out to or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the underwriting discounts such Underwriter received in connection with the offering.


                 (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such Action enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the Action to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such Action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such Action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the reference thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such Action (in which case the indemnifying parties shall not have the right to direct the defense of such Action on behalf of the indemnified party) or
         (iii) the indemnifying parties shall not have employed counsel to assume the defense of such Action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any Action or claim effected without its written consent.


         8.      Contribution.    To provide for just and equitable
contribution in circumstances in which the indemnification provided for in
Section 7(a) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Company and the Underwriters shall contribute to the aggregate Damages (after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statement or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as
(x) the proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each as to clauses (i) and
(ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from who contribution may be sought shall not relieve the party or parties from who contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any Action settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

         9. Termination. This Agreement may be terminated with respect to the Shares to purchased on a Closing Date by the Representatives by notifying the Company at any time.


                 (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event, act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities market; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the NYSE or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or minimum or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the NASD, or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or federal authority, or

                 (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

         If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for Damages occasioned by its failure or refusal.

         10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date:


                 (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter; or


                 (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

         In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters or the Company shall make arrangements pursuant to this Section within the period state for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Section 6(i), 7, 8 and
9. The provisions of this section shall not in any way affect the liability of any defaulting Underwriting to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(i), 7, 8, and 9 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention:
[_________] and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                         [NEXT PAGE IS SIGNATURE PAGE]

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.



                                     Very truly yours,

                                     SWIFT ENERGY COMPANY

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------




Confirmed:

OPPENHEIMER & CO., INC.,


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By OPPENHEIMER & CO., INC.


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

                                   SCHEDULE I

                         Name                                                 Firm Shares to be Purchased
 Oppenheimer & Co., Inc.
 Morgan Keegan & Company, Inc.

 Southcoast Capital Corporation






                                                                                                    ---------

 Total                                                                                              5,000,000
                                                                                                    =========





                                    I - 1